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                                  EXHIBIT 24.2

                        CONSENT OF DUNN SWAN & CUNNINGHAM

         Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name under the headings "Management--Executive Officers and Directors" and "Legal Matters" in the Prospectus constituting a part of this Registration Statement.


                                             DUNN SWAN & CUNNINGHAM
                                             A Professional Corporation


Oklahoma City, Oklahoma,
  September 7, 1999